Exhibit (10)-2

                  WISCONSIN ENERGY CORPORATION

              EXECUTIVE DEFERRED COMPENSATION PLAN
           As amended and restated as of June 2, 1999



                  WISCONSIN ENERGY CORPORATION
              EXECUTIVE DEFERRED COMPENSATION PLAN


I)    Purpose and Objective

      This Executive Deferred Compensation Plan (the "Plan") succeeds to and constitutes an amendment and restatement of the Executive Deferred Compensation Plan effective January 1, 1996; such amendment and restatement is effective June 2, 1999. This Plan is maintained by Wisconsin Energy Corporation (the "Company") to provide eligible Participants, on a calendar year basis, an opportunity to defer income until retirement or other termination of employment, and to permit the accumulation of "lost" savings plan matching contributions as provided in Article VI hereof.

      The objective of this Plan is to provide an incentive to enable the Company to attract and retain qualified executive talent by providing deferral opportunities to their base salary and annual incentives which enables them to build an asset base for the use after separation from service. The Plan is intended to be a "top hat plan" under the provisions of the Employee Retirement Income Security Act of 1974.

II)   Eligibility

      Any key employee of the Company and its subsidiaries as may designated by the Chief Executive Officer of the Company, the Company's Board of Directors (the "Board") or the Compensation Committee of such Board (the "Committee") is eligible to participate in base salary deferral, performance award deferrals or 401(k) match makeup or any combination of these benefits, as determined in such designation.

III)  Definition of Covered Compensation

      Compensation that may be deferred into the Plan includes:

          1)   Annual base salary, and

          2)   Performance awards under the Company's Short-Term
               Performance Plan or other such short-term performance plan(s) as approved by the Board.

IV)   Deferral Elections

      1)   Base Salary

           A Participant may elect to defer a specified percentage of monthly base salary (defined as the aggregate monthly base salary from the Company and its subsidiaries), a specified dollar amount of monthly base salary or all base salary otherwise payable for a particular calendar year in excess of a total dollar amount. Any deferrals elected on a percentage basis will first be subtracted and only the balance of the Participant's compensation will be subject to any dollar amount deferrals elected. A written deferral election form regarding base salary must be filed with the Company in accordance with rules established by the Company, but no later than the end of the month preceding the month in which the deferral election will be effective. The deferral election shall be effective as to compensation earned after the first day of the month immediately following the date the form is received by the Company. A Participant may amend or revoke any deferral election regarding base salary at any time by giving written notice to the Company. Such notice shall become effective on the first day of the month immediately following receipt of such notice by the Company. Any election or revocation will be given prospective effect only and will not affect prior deferrals.

      2) Performance Awards and Other Awards as approved by the Board

           A Participant may elect to defer from 10% to 100% of any performance award under the Company's Short-Term Performance Plan or other plan as designated by the Chief Executive Officer, the Committee or the Board, a specified dollar amount thereof, or all such award amounts otherwise payable for a particular calendar year in excess of a total dollar amount. Any deferrals elected on a percentage basis will first be subtracted and only the balance of the Participant's compensation will be subject to any dollar amount deferrals elected. A written deferral election form regarding a performance award which may ultimately become payable on account of a Participant's services during the calendar year must be filed with the Company no later than December 31st of such calendar year and in any event, prior to the time that the Participant has earned an absolute and unconditional right to payment. A Participant may not revoke a deferral election regarding any such performance award once such election has been made.

V)    401(k) Savings Plan Match

      The intent of this Plan is to provide each Participant who is eligible to participate in the 401(k) match make-up feature set forth in this Article V with a credit to such Participant's bookkeeping account equal to a theoretical 401(k) match, calculated without regard to (a) limitations imposed by Section 402(g)(1) of the Internal Revenue Code on the amount of a Participant's savings plan deferral contributions, (b) limitations on annual compensation as adjusted from time to time imposed by Section 401(a)(17) of the Internal Revenue Code, or (c) any limitation on benefits and contributions imposed by Section 415 of such Code.

      The theoretical 401(k) match (the "401(k) Match") will be calculated considering all of the Participant's base salary and any performance award, without regard to any deferrals made under the Plan and without regard to any of the limitations that would otherwise be imposed by the limitations described in (a) through (c) above, and without regard to the actual pre-tax elective deferral and after-tax contributions chosen by the Participant in the qualified 401(k) plan. Instead, an assumption will be made that the Participant made maximum utilization of the pre-tax and after-tax contribution opportunity in the qualified 401(k) plan and obtained the maximum matching contribution in such plan. Such assumed maximum qualified 401(k) plan contribution shall be subtracted from the theoretical match. The balance of the theoretical match will be credited to the Participant's bookkeeping account under this Plan.

      An example of the calculation called for by this Article V is shown on Exhibit 1 attached to and made a part of this Plan.

VI)   Earnings Credited

      1) An amount equivalent to the deferrals elected plus the amounts credited to the Participant due to the 401(k) Match shall be credited to a bookkeeping account on the records of the Company in the name of the Participant, at the time such deferrals and/or 401(k) matches would otherwise have been earned or paid. Such account shall be simply an unsecured claim against the general assets of the Company. A Participant shall have no interest in such account, which is established merely as an accounting convenience.

      2) Each Participant may elect to invest the account balance indicated above in either the Interest Rate
           Fund or WEC Stock Fund as described below:

           a) Interest Rate Fund. Under this method, earnings shall be credited on the average balance in each account determined by averaging the beginning and ending balance of such account within the period intervening since interest was last credited to the account (except, in the case of a new Participant, within the period from the effective date of such Participant's participation in the Plan to the end of the next June 30 or December 31 or the date such Participant terminates participation, whichever is earlier) and shall be credited to the account semiannually, each year, until all distributions to which the Participant, Participant's estate or beneficiary is entitled shall have been made. Whenever a lump sum amount or final distribution is made as of a date other than June 30 or December 31, interest shall be credited to the account as of such payment date. The rate of interest shall be the prime commercial rate as published by Firstar Bank, Milwaukee, N.A. in effect on the last day of the period, except for any period in which any lump sum amount or final distribution from an account is made as of a date other than the end of the period, in which case the rate of interest shall be the prime commercial rate as published by Firstar Bank, Milwaukee, N.A. in effect on the date interest was last credited as determined above.

           b) WEC Stock Fund. Under this method, earnings shall be credited at a rate which reflects the performance of Wisconsin Energy Corporation common stock ("WEC stock"). The value of the Participant's account in the WEC Stock Fund shall be determined by taking into account changes in the value of WEC stock, dividends paid on WEC stock and any changes in the capital structure of the Company affecting the value of WEC stock. Money added to the account will be credited in whole and fractional shares of WEC Stock on the date monies are credited to the account based upon the average of the high and low stock price of WEC Stock on the New York Stock Exchange. Dividends will be credited to the account in whole and fractional shares on the same day as the dividends are paid.

      3)   Investment of Deferrals

           The Participant's deferral election with regard to voluntary deferrals shall identify the fund or funds in which deferrals shall be invested in the form of 10% increments of the total amount voluntarily deferred. The amounts credited from the 401(k) Match will be credited total in the WEC Stock Fund.

      4)   Investment Transfer

           In accordance with rules established by the Company, a Participant may make an election to transfer all or part of the Participant's balance in the Interest
           Rate Fund to the WEC Stock Fund.

VII)  Vesting

      Participants are 100% vested in amounts deferred into the Plan plus earnings credited to their account, including any amounts arising from the 401(k) Match.

VIII) Benefit Payment

      1)   In the Event of Retirement

           At the time when a Participant completes any deferral election form under this Plan, the Participant shall also irrevocably specify the method of payment in which all deferred compensation covered by such election form shall be made if the Participant terminates service with the Company or its subsidiaries because of "retirement". For purposes of this Plan, "retirement" shall have occurred if the Participant terminates service on or after age 55 with at least 10 years of service or at or after age
           65. The available methods of payment under such circumstances are:

           a) a single lump sum payment as soon as practicable after the Participant's retirement,

           b) a single lump sum payment to be made as of the first business day of the year immediately following the Participant's retirement,

           c) payment over a ten-year period [as of the first business day of January following the Participant's retirement, 1/10th of the total amount credited to the Participant's account shall be paid to the Participant and as of the first business day of each January thereafter, that fraction of the total remaining amount in the Participant's account of which the numerator is 1 and the denominator is the total number of remaining installments to be made to the Participant shall be paid to the Participant],

           d) payment over a five-year period [calculated in the same fashion as provided in subparagraph (c) above, but substituting "1/5th" for "1/10th" and "five" for "ten" wherever the same appear].

      2)   In the Event of Disability

           In the event the Participant leaves service of the Company or its subsidiaries due to disability, the Participant will be considered to have retired for purposes of the Plan and payments shall be made accordingly. For purposes of this Plan, "disability" shall mean separation from service because of such illness or injury as renders the Participant unable to perform the material duties of his or her job.

      3)   In the Event of Death Prior to Termination of
           Employment

           If a Participant dies prior to termination of employment with the Company or its subsidiaries, the designated beneficiaries shall be paid the entire balance of the account in a single lump sum, with such distribution to be made within six months after the Company has been notified of such death. If the Participant has failed to designate a beneficiary, or if the beneficiary predeceases the Participant, the entire balance of the account shall be paid to the Participant's estate within six months after the Company has been notified of such death.

      4)   In the Event of Death After Retirement

           If a retired Participant dies after retirement but before all payments have been made under the selected method, the remaining payments shall be paid to the beneficiary for the balance of the applicable five or ten-year period, or under the lump sum method, if that was in effect. If the last beneficiary shall die before receiving the full amount payable under this Plan, then the balance of the account not paid shall be paid in a single lump sum to the estate of such beneficiary within six months after the Company has been notified of such death.

      5)   In the Event of Termination for Reasons Other Than
           Retirement, Death or Disability

           If a Participant terminates employment with the Company or its subsidiaries for a reason other than retirement, death or disability, the Participant's account shall be paid to the Participant in a single lump sum. Such distribution will be made within 90 days of termination of employment.

      6)   Optional Lump Sum Payments Upon Approval

           Notwithstanding any other provisions of this Plan, a Participant may make a written request of the Chief Executive Officer, the Board or the Committee at the time of retirement or disability for a single lump sum payment of all amounts covered by this Article VIII, which request may be granted or denied in his or its sole and absolute discretion.

      7)   Mandatory Lump Sum Payments Upon Change in Control

           For purposes of this Plan, a "Change in Control" with respect to the Company shall mean the occurrence of any of the following events, as a result of one transaction or a series of transactions:

           a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding the Company, its affiliates and any qualified or nonqualified plan maintained by the Company or its affiliates) becomes the "beneficial owner" (as defined in Rule 13(d) promulgated under such Act), directly or indirectly, of securities of the Company representing more than 20% of the combined voting power of the Company's then outstanding securities;

           b) individuals who constitute a majority of the Board immediately prior to a contested election for positions on the Board cease to constitute a majority as a result of such contested election;

           c) the Company is combined (by merger, share exchange, consolidation, or otherwise) with another corporation and as a result of such combination, less than 60% of the outstanding securities of the surviving or resulting corporation are owned in the aggregate by the former shareholders of the Company;

           d) the Company sells, leases, or otherwise transfers all or substantially all of its properties or assets not in the ordinary course of business to another person or entity; or

           e) the Board determines in its sole and absolute discretion that there has been a Change in Control of the Company.

           These Change in Control provisions shall apply to successive Changes in Control on an individual transaction basis.

           Upon the occurrence of a Change in Control, then notwithstanding any other provision of this Plan, the Company shall promptly cause to be paid to each active and retired Participant or beneficiary receiving benefits under this Plan a single lump sum payment for all amounts covered by this Article VIII, without regard to whether any Participant's employment with the Company or any of its subsidiaries is continuing. However, if the Participant in fact so continues and this Plan continues, appropriate provisions shall be made so that any subsequent payments made from this Plan are reduced to reflect the value of such lump sum payment.

      8)   Cash Distributions

           All distributions under the Plan shall be in cash.

IX)   Plan Amendment

      The Board or the Committee reserves the right to amend, modify, or terminate this Plan at any time; provided, however, no such action will reduce the amounts then credited to any Participant's account or change the time and manner of payment of the value thereof, without the consent of the Participant, if living, or the Participant's designated beneficiary or beneficiaries, if the Participant is not living. The Chief Executive Officer of the Company may also make amendments to this Plan at any time, consistent with the authority delegated to the Chief Executive Officer by the Board regarding such amendments.

X)    Claim Procedure

      The Participant or the Participant's beneficiary (a "Claimant") may file a written request for benefits or claim with the Company under this Plan. In the event of any dispute with respect to such a claim, the following claim procedures shall apply:

      1) The Company acting as the administrator for this Plan, shall notify the Claimant within 90 days of receipt by the Company of a written claim of its allowance or denial, unless the Claimant receives written notice from the Company prior to the end of the initial 90 day period indicating that special circumstances require an extension of time for decision. A written notice of decision shall be provided to the Claimant and if the claim is denied in whole or in part, the notice shall contain the following information: the specific reasons for the denial; specific reference to pertinent provisions of the Plan on which the denial is based; if applicable, a description of any additional material information necessary to perfect the claim and an explanation of why such information is necessary; and an explanation of the claim review procedure.

      2) A Claimant is entitled to request a review of any denial of his/her claim by the Board or Committee. The request for review must be submitted in writing within 60 days of mailing of notice of the denial. Absent a request for review within the 60-day period, the claim will be deemed to be conclusively denied. The Claimant or the Claimant's representative shall be entitled to review all pertinent documents, and to submit issues and comments orally and in writing.
           The Board or Committee thereof shall render a review decision in writing, within 60 days after receipt of a request for a review, provided that, in special circumstances (such as the necessity of holding a hearing) the Board or Committee may extend the time for decision by not more than 60 days upon written notice to the Claimant. The Claimant shall receive written notice of the separate review decision of the Board or Committee, together with specific reasons for the decision and reference to the pertinent provisions of this Plan.

      3) The Company, as administrator for this Plan (whether acting through its employees, the Board or a Committee), shall have full and complete discretionary authority to construe and interpret this Plan and to decide any matter presented through the claims review procedure. Any final determination by the administrator shall be binding on all parties. If challenged in court, such determination shall not be subject to de novo review and shall not be overturned unless proven to be arbitrary and capricious based upon the evidence considered by the administrator at the time of such determination.

XI)   Beneficiary Designation

      1) Each Participant from time to time may designate any person or persons to receive such benefits as may be payable under the Plan upon or after the Participant's death, and such designation may be changed from time to time by the Participant by filing a new designation. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed in writing with the Company during the Participant's lifetime. If the Participant has failed to designate a beneficiary, or if the beneficiary predeceases the Participant, benefits as may be payable under the Plan will be paid to the Participant's estate.

XII)  Miscellaneous

      1) The Chief Executive Officer, the Board or the Committee may establish, amend or rescind from time to time rules and regulations which are necessary or desirable in connection with the Plan. The Chief Executive Officer may not act on any matter involving his own participation in this Plan. The Company shall have the right to withhold from any amounts payable under this Plan any taxes or other amounts required to be withheld by any governmental authority.

      2) Every person receiving or claiming payments under this Plan shall be conclusively presumed to be mentally competent until the date on which the Company receives a written notice, in form and manner acceptable to it, that such person is incompetent and that a guardian, conservator, or other person legally vested with the care of such person's estate has been appointed. In the event a guardian or conservator of the estate of any person receiving or claiming payments under this Plan shall be appointed by a court of competent jurisdiction, payments may be made to such guardian or conservator provided that proper proof of appointment and continuing qualification is furnished in a form and manner acceptable to the Company. Any such payment so made shall be a complete discharge of any liability therefor.

      3) Participation in this Plan, or any modifications thereof, or the payment of any benefits hereunder, shall not be construed as giving to the Participant any right to be retained in the service of the Company or its subsidiaries, limiting in any way the right of the Company or its subsidiaries to terminate the Participant's employment at any time, evidencing any agreement or understanding, express or implied, that the Company or its subsidiaries will employ the Participant in any particular position or at any particular rate of compensation and/or guaranteeing the Participant any right to receive a salary increase in any year, such increase being granted only at the sole discretion of the Compensation Committee of the Board.

      4) The Company, or its subsidiaries, or their Boards of Directors or any committees thereof, or any officer or director of the Company or its subsidiaries or any other person shall not be liable for any act or failure to act hereunder, except for fraud.

      5)This Plan shall be governed by and construed in accordance with the laws of the State of Wisconsin, to the extent not preempted by federal law, without reference to conflicts of law principles.


                            EXHIBIT 1

      MAKE WHOLE CONTRIBUTION ATTRIBUTABLE TO SAVINGS PLAN


EXAMPLE

Assumptions:
*  1999 pre-deferred compensation - $180,000
*  STPP Award - $72,000 [50% ($36,000) deferred into the EDCP]
*  401(k) pre-tax contribution - 6% of pay for pre- and
   after-tax (actual level of participation in 401(k) plan is disregarded)
*  Employer match - 50% of pre-and after-tax contributions up to
   6%
*  EDCP base salary deferral - 15%


Theoretical Match       Based on total compensation of base
Without Regard to IRS   $180,000 plus STPP Award of $72,000
Limitations:            for total of $252,000.  $252,000 x
                        6% x 50% =                           $7,560
Less Assumed Maximum    $160,000 (maximum compensation for
401(k) Plan Match:      1999 in 401(k) plan) x 6% x 50% =    $4,800
                                                             -------
Lost 401(k) Match Created Under EDCP:                        $2,760